UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 8, 2004

LIBERTY MINT, LTD.

(Exact name of registrant as specified in its charter)

NEVADA	000-27409	84-1409219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

378 North Main, #124

Layton, Utah 84041

(Address of principal executive offices, including zip code)

(801) 497-9075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Acquisition or Disposition of Assets

On December 8, 2004, Liberty Mint closed the merger (the “Merger”) of Ann Arbor Acquisition Corporation, a wholly owned subsidiary of Liberty Mint, with and into Akesis Pharmaceuticals (“Akesis”). Akesis is the surviving corporation and is now a wholly owned subsidiary of Liberty Mint. Akesis stockholders received for their shares share consideration in an aggregate amount of approximately 10,500,000 shares of Liberty Mint common stock. Following the closing of the Merger, such 10,500,000 shares represented approximately 70% of the approximately 15,000,000 post-closing outstanding shares of common stock of Liberty Mint.

Item 9.01 Financial Statements and Exhibits.

(a) The required financial statements will be filed by amendment not later than 71 days after the date that this report is filed.

(b) The required financial statements will be filed by amendment not later than 71 days after the date that this report is filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY MINT, LTD.

By:	/s/ Ed Wilson
Ed Wilson
President and Chief Executive Officer

Date: December 13, 2004